                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             UNION BANKSHARES, INC.
---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

               ------------------------------------------------------------
         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

               ------------------------------------------------------------
         (5) Total fee paid:

               ------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

               ------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------
         (3) Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

               ------------------------------------------------------------

                             Union Bankshares, Inc.
                              20 Lower Main Street
                                   PO Box 667
                             Morrisville, VT 05661
                                 (802) 888-6600


                                                                 April 18, 2008

Dear Shareholder,

The 117th Annual Meeting of the Shareholders of Union Bankshares, Inc. will be held May 21st at 3:00 p.m. at the offices of Union Bank, located at 20 Lower Main Street, Morrisville, Vermont. You are cordially invited to attend. Enclosed are a Notice of Annual Meeting, a Proxy Statement and a Proxy Card for voting your shares.

We are very pleased that Union Bank director and Littleton, New Hampshire businessman and advisory board member Schuyler W. Sweet is a new nominee for election to the Company's Board this year.

In addition to election of directors, we are asking shareholders to approve a new Incentive Stock Option Plan, as our 1998 plan expires this year.

Also enclosed with this mailing is a copy of the Annual Report of Union Bankshares, Inc. and its wholly-owned subsidiary, Union Bank, for the year ended December 31, 2007. The report includes a letter to shareholders, audited consolidated financial statements and footnotes, summary of financial highlights, management's discussion and analysis of financial results, and other information about the Company.

Your attendance and vote at the annual meeting are important. We hope you will join us immediately following the meeting for an informal gathering of shareholders, directors and bank officers.

Sincerely,

/s/ Kennth D. Gibbons

Kenneth D. Gibbons
President and CEO

                             Union Bankshares, Inc.


                                   NOTICE OF
                      2008 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 21, 2008

To the Shareholders of
Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. will be held at 3:00 p.m., local time, on Wednesday, May 21, 2008, at the banking offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont, for the following purposes:

      1. To fix the number of directors at nine for the ensuing year and to elect nine directors (or such lesser number as circumstances may warrant), all of whom will serve for one-year terms and until their successors are elected and qualified;

      2. To approve a new Incentive Stock Option Plan; and

      3. To consider and act upon any other business which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

                                       By Order of the Board of Directors,

                                       /s/ Robert P. Rollins

                                       Robert P. Rollins
                                       Secretary

Morrisville, Vermont
April 18, 2008

                             YOUR VOTE IS IMPORTANT

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                               TABLE OF CONTENTS

PROXY STATEMENT............................................................    1
INFORMATION ABOUT THE MEETING..............................................    1
  Why have I received these materials?.....................................    1
  Who is entitled to vote at the annual meeting?...........................    1
  How do I vote my shares at the annual meeting?...........................    1
  Can I change my vote after I return my proxy card?.......................    2
  Can I vote in person at the meeting instead of voting by proxy?..........    2
  What does it mean if I receive more than one proxy card?.................    2
  What is a broker non-vote?...............................................    2
  What constitutes a quorum for purposes of the annual meeting?............    3
  What vote is required to approve matters at the annual meeting?..........    3
  Do broker non-votes affect the outcome of shareholder votes?.............    3
  How does the Board recommend that I vote my shares?......................    3
  How are proxies solicited?...............................................    4
  Who pays the expenses for soliciting proxies?............................    4
SHARE OWNERSHIP INFORMATION................................................    4
  Share Ownership of Management and Principal Holders......................    4
  Section 16(a) Beneficial Ownership Reporting Compliance..................    6
PROPOSAL 1: TO ELECT DIRECTORS.............................................    6
  Directors' Compensation..................................................    7
  Attendance at Directors' Meetings........................................    9
  Director Independence....................................................    9
  Board Committees and Corporate Governance................................    9
    Audit Committee........................................................    9
    Compensation Committee.................................................   10
    Board Nominating Functions.............................................   10
    Shareholder Recommendations for Board Nominations......................   10
  Codes of Ethics..........................................................   11
  Attendance at Annual Meeting of Shareholders.............................   11
  Communicating with the Board.............................................   11
  Transactions with Management and Directors...............................   12
  Compensation Committee Interlocks and Insider Participation..............   12
  Vote Required to Approve Proposal 1......................................   12
PROPOSAL 2: TO APPROVE THE 2008 INCENTIVE STOCK OPTION PLAN................   12
  Administration...........................................................   13
  Shares Available for Options.............................................   13
  Eligibility..............................................................   13
  Terms of Option Grants...................................................   13
  Vesting Period; Accelerated Vesting in Certain Circumstances.............   14
  Limitations on Transfer..................................................   14
  Payment upon Exercise....................................................   14
  Early Termination of Options.............................................   14
  Federal Income Tax Consequences..........................................   15
  Term of Plan.............................................................   15
  Vote Required to Approve Proposal 2......................................   16

AUDIT COMMITTEE REPORT.....................................................   16
COMPENSATION COMMITTEE REPORT..............................................   17
EXECUTIVE OFFICERS.........................................................   19
EXECUTIVE COMPENSATION.....................................................   20
  Stock Based Compensation.................................................   21
  Outstanding Equity Awards at December 31, 2007...........................   22
  Defined Benefit Pension Plan.............................................   22
  Defined Contribution Pension Plan........................................   23
  Deferred Compensation Plans..............................................   23
INDEPENDENT AUDITORS.......................................................   24
  Audit Fees...............................................................   24
  Audit Committee Preapproval Guidelines...................................   24
SHAREHOLDER PROPOSALS......................................................   25
OTHER MATTERS..............................................................   25
APPENDIX A.................................................................  A-1
2008 Incentive Stock Option Plan...........................................  A-1

                             UNION BANKSHARES, INC.
                              20 Lower Main Street
                             Morrisville, VT 05661
                                 (802) 888-6600

                                PROXY STATEMENT

                         Annual Meeting of Shareholders

                                  May 21, 2008

                         INFORMATION ABOUT THE MEETING

Why have I received these materials?

We are sending this proxy statement and proxy card on behalf of the Board of Directors to solicit your vote on matters to be voted on at the annual meeting of the shareholders of Union Bankshares, Inc. (the "Company," "we" or "our") to be held at 3:00 p.m. local time on Wednesday, May 21, 2008, at the offices of our subsidiary, Union Bank at 20 Lower Main Street, Morrisville, Vermont. This proxy statement and proxy card are accompanied by the Company's Annual Report to Shareholders for the year ended December 31, 2007, which contains the Company's audited consolidated financial statements and footnotes. These materials were first sent to our shareholders on or about April 18, 2008. You are cordially invited to attend the annual meeting and are asked to vote on the proposals to elect nine directors for the ensuing year and to approve the new incentive stock option plan to replace our expiring 1998 incentive stock option plan.

Who is entitled to vote at the annual meeting?

Only holders of record of the Company's common stock, $2.00 par value per share, as of the close of business on March 31, 2008 (the record date for the meeting), will be entitled to vote at the annual meeting. On March 31, 2008, there were 4,492,083 shares of the Company's common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting. At this time, the only matters we are aware of that will be presented for vote at the meeting are the election of directors and the approval of a new incentive stock option plan.

How do I vote my shares at the annual meeting?

If you are a shareholder of record of the Company's common stock, you may complete and sign the accompanying proxy card and return it in the enclosed postage-paid envelope. You are a shareholder of record if you hold your stock in your own name on the Company's shareholder records maintained by our transfer agent, Registrar and Transfer Co. of Camden, New Jersey.

"Street name" shareholders of common stock, who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I change my vote after I return my proxy card?

Yes, after you have submitted a proxy, you may change your vote at any time before the proxy is exercised at the annual meeting.

Shareholders of record may change their vote by submitting a written notice of revocation or a proxy bearing a later date. You may file a notice of revocation or request a new proxy by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, JoAnn Tallman, for assistance at the address and telephone number shown on the cover of this proxy statement.

"Street name" shareholders who wish to change their vote should contact the institution that holds their shares and follow the applicable procedures prescribed by the institution.

Can I vote in person at the meeting instead of voting by proxy?

Yes, a ballot will be available at the annual meeting for shareholders of record who wish to vote in person. However, we encourage you to complete and return the enclosed proxy card to be certain that your shares are represented and voted, even if you should be unable to attend the meeting in person. If you wish, you may revoke your previously given proxy at the annual meeting and vote by ballot instead.

If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from the bank, broker or nominee in order to vote your shares in person at the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered differently in more than one account (for example, "John Doe" and "J. Doe"). To ensure that all your shares are voted, you should complete, sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. You may do so by contacting our transfer agent, Registrar and Transfer Co., at the following address or toll free telephone number: Registrar and Transfer Co., Attn: Investor Relations Dept., 10 Commerce Drive, Cranford, NJ 07016, (800) 368-5948. You may also contact our Assistant Corporate Secretary, JoAnn Tallman, for assistance at the address and telephone number shown on the cover of this proxy statement.

What is a broker non-vote?

Under stock exchange rules and brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, nondiscretionary matters. A broker non-vote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nondiscretionary matters where customer instructions have not been received. The "missing" votes in such a case are broker non-votes.

Since the election of directors at the annual meeting is uncontested, that matter is considered to be a routine matter for purposes of a broker's discretionary voting authority. However, under stock exchange rules, action on an equity compensation program such as the Company's new incentive stock option plan is considered non-routine for purposes of a broker's discretionary voting and authority and, therefore, a broker does not have authority to vote on that matter without instructions from the beneficial owner.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies marked as "WITHHOLD AUTHORITY" on the election of directors or "ABSTAIN" on the approval of the new incentive stock option plan will be treated as present at the meeting for purposes of determining a quorum.

Broker non-votes are counted for determining a quorum on routine matters (such as an uncontested election of directors), since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be non-routine (such as approval of the new incentive stock option plan), broker non-votes would not be considered shares entitled to be voted by the broker without voting instructions from the beneficial owner, and therefore would not be counted in determining a quorum. There are no non-routine matters to be proposed by management for action at the annual meeting.

What vote is required to approve matters at the annual meeting?

The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to withhold authority for any nominee or the entire slate will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.

Under the rules of the American Stock Exchange ("AMEX"), approval of the new incentive stock option plan will require the affirmative vote of at least a majority of the votes cast. That means that an "ABSTAIN" vote on that proposal will have the same effect as an "AGAINST" vote.

If any other matter should be presented at the meeting, approval of such matter would require that more votes be cast in favor than opposed. As noted above, management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors and approval of the new incentive stock option plan.

Do broker non-votes affect the outcome of shareholder votes?

Broker non-votes are not considered to be "votes cast." Because election of directors is not the subject of an election contest and is by plurality vote, broker non-votes will not affect the outcome of the election of directors. Similarly, because approval of the new incentive stock option plan will be approved if a majority of the votes cast are in favor of the plan and broker non-votes are not considered to be votes "cast," broker non-votes will not affect the outcome of any such shareholder vote. On some non-routine matters (none of which will be considered at the annual meeting), such as certain charter amendments and mergers, the applicable vote required to approve the matter may be based on a specified percentage of the outstanding shares. In such a case, broker non-votes would have the same effect as a vote against the matter.

How does the Board recommend that I vote my shares?

The Board of Directors recommends that you vote (i) FOR the proposal to set the number of directors for the ensuing year at nine and to elect the nine nominees listed in this proxy statement; and (ii) FOR the proposal to approve the 2008 Incentive Stock Option Plan.

The proxy card gives you the ability to vote FOR, or WITHHOLD AUTHORITY from voting, as to the entire slate of directors, or as to individual nominee(s) and to vote FOR, AGAINST or to ABSTAIN from voting on the proposal to approve the new incentive stock option plan. If you vote by proxy, your shares will be voted in the manner you indicate on the proxy card.

If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR the entire slate of directors, FOR the approval of the 2008 Incentive Stock Option Plan, and in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?

Proxies are being solicited by mail. Proxies may also be solicited by directors, officers or employees of the Company or Union Bank, in person or by telephone, facsimile, or electronic transmission. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?

The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

                          SHARE OWNERSHIP INFORMATION

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 31, 2008 by:

      o  each incumbent director and nominee for director of the Company;
      o each executive officer named in the 2007 Summary Compensation Table included elsewhere in this proxy statement;
      o all of the Company's directors, nominees and executive officers as a group; and
      o each person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

                                                      Shares
                                                   Beneficially         Percent
Shareholder or Group                                   Owned            of Class
--------------------------------------------------------------------------------

Directors, Nominees and/or Executive Officers
Cynthia D. Borck                                       8,029 (1)           .18
Steven J. Bourgeois                                    1,388 (2)           .03

                                                      Shares
                                                   Beneficially         Percent
Shareholder or Group                                   Owned            of Class
--------------------------------------------------------------------------------

Kenneth D. Gibbons                                    64,909 (3)          1.44
Franklin G. Hovey, II                                603,928 (4)(10)     13.44
Richard C. Marron                                      4,965 (5)           .11
Marsha A. Mongeon                                      1,833 (6)           .04
Robert P. Rollins                                      8,133               .18
Richard C. Sargent                                   592,743 (7)         13.20
John H. Steel                                          7,500 (8)           .17
Schuyler W. Sweet                                      4,200 (9)           .09

All Directors, Nominees and Executive Officers
 as a Group (11)                                   1,299,253             28.92

Other 5% or more Shareholders
Genevieve L. Hovey Trust                             422,908 (10)         9.41
Susan Hovey Mercia                                   603,713 (10)(11)    13.44
Walter M. Sargent Revocable Trust                    377,436 (12)         8.40

--------------------
(1) Ms. Borck has shared voting and investment power over 102 of the shares listed. Includes 2,750 shares Ms. Borck has the right to acquire under presently exercisable incentive stock options.
(2) Mr. Bourgeois has shared voting and investment power over all shares listed.
(3) Mr. Gibbons has shared voting and investment power over 28,389 of the shares listed. Includes 8,000 shares Mr. Gibbons has the right to acquire under presently exercisable incentive stock options and 34,980 shares pledged as collateral to secure loans from two nonaffiliated banks.
(4) Mr. Hovey, II has shared voting and investment power over 596,534 of the shares listed, including the 422,908 shares held in the Genevieve L. Hovey Trust.
(5) Mr. Marron has shared voting and investment power over all but 1,165 of the shares listed. Includes 1,150 shares held in an Individual Retirement Account (IRA) for the benefit of Mr. Marron's wife, as to which shares he disclaims beneficial ownership.
(6) Ms. Mongeon has shared voting and investment power over 375 of the shares listed. Includes 1,000 shares Ms. Mongeon has the right to acquire under presently exercisable incentive stock options.
(7) Mr. Sargent has shared voting power over 592,528 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 shares held by the fund. The total also includes 377,436 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is a co-trustee.
(8) Mr. Steel's total includes 1,500 shares held as custodian for his minor children under the Uniform Transfers to Minors Act. Mr. Steel has shared voting power over 2,000 of the shares listed.
(9) All shares are held in the Schuyler W. Sweet 2000 Revocable Trust, of which Mr. Sweet is settlor and trustee.
(10) Mr. Hovey, II and his sister, Susan Hovey Mercia, are co-trustees and beneficiaries of the Genevieve L. Hovey Trust. Mr. Hovey and Ms. Mercia share voting and investment power over the shares held by the trust and all such shares are included in the share totals in this table for both Mr. Hovey, II and Ms. Mercia. Each of them disclaims beneficial interest in one-half of such shares, in which the other has a pecuniary interest.
(11) Ms. Mercia has shared voting and investment power over 596,533 of the shares listed, including the 422,908 shares held in the Genevieve L. Hovey Trust.
(12) All 377,436 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is a co-trustee of the Trust and of which he and members of his family are beneficiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and ten percent or more shareholders to file with the Securities and Exchange Commission ("SEC") reports of their ownership and changes in ownership of the Company's equity securities and to furnish the Company with copies of all such reports. Based solely on its review of copies of Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2007 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were complied with, except with regard to the following five late filed reports: On December 19, 2007, Mr. Gibbons, Ms. Borck, Ms. Mongeon and Mr. Silverman were granted incentive stock options of 3,000, 750, 250 and 250, respectively. Form 4 reports relating to these option grants (due December 21, 2007) were filed with the SEC on December 27, 2007. On October 17, 2007, Mr. David Silverman, Senior Vice President of Union Bank, exercised incentive stock options relating to 175 shares of the Company's common stock. A Form 4 report relating to this option exercise (due October 19, 2007) was filed with the SEC on October 24, 2007.

                         PROPOSAL 1: TO ELECT DIRECTORS

The Company's Amended and Restated Articles of Association and By-laws provide for a Board of at least three directors, with the exact number to be fixed by the shareholders at each annual meeting. The Board of Directors currently consists of eight individuals. This year the Board has recommended that the shareholders increase the number of directors for the ensuing year to nine, or such lesser number as circumstances require should any of the nominees be unable to serve. Each of the incumbent directors will stand for election to a one-year term. In addition, the Board has nominated Union Bank director and Littleton, New Hampshire businessman and advisory board member Schuyler W. Sweet for election to the Board. Mr. Sweet was first appointed to the Board of Union Bank in June, 2007 and to the Bank's Littleton Advisory Board in 2005.

The table below contains certain biographical information about nominee Sweet and each of the incumbent directors standing for re-election to the Board.

                              Served as
                              Director
Name and Age                  Since (1)     Principal Occupation for Past Five Years
-----------------------------------------------------------------------------------------------
Cynthia D. Borck, 57            1995        Vice President-Union Bankshares, Inc. and
                                            Executive Vice President-Union Bank
                                            Morrisville, VT

Steven J. Bourgeois, 59         2005        Chief Executive Officer and Principal Owner,
                                            Strategic Initiatives for Business LLC
                                            St. Albans, VT (business consulting), 2002--present
                                            Previously, Regional President, Banknorth-Vermont,
                                            Burlington, VT and President and Chief Executive
                                            Officer, Franklin-Lamoille Bank, St. Albans, VT

Kenneth D. Gibbons, 61          1989        President and Chief Executive Officer-
                                            Union Bankshares, Inc. and Union Bank
                                            Morrisville, VT

                                       6

                              Served as
                              Director
Name and Age                  Since (1)     Principal Occupation for Past Five Years
-----------------------------------------------------------------------------------------------
Franklin G. Hovey, II, 58       1999        President, Hovey Enterprises, Inc.
                                            St. Johnsbury, VT (real estate)

Richard C. Marron, 70           1998        Owner, Town and Country Motor Lodge
                                            Stowe, VT

Robert P. Rollins, 69           1983        Retired Insurance Agent;
                                            Investments and real estate holdings
                                            Hyde Park, VT

Richard C. Sargent, 69          1982        Attorney at Law
                                            Richard Sargent Law Office
                                            Morrisville, VT

John H. Steel, 58               2002        Owner, President and Treasurer,
                                            Steel Construction, Inc.
                                            Stowe, VT

Schuyler W. Sweet, 60           N/A         Owner/Manager
                                            Stony River Properties, LLC
                                            Littleton, NH
                                            (equipment leasing and property management)

--------------------
(1)   Does not include prior service with Union Bank and/or Citizens Savings Bank and Trust
      Company ("Citizens") (merged into Union Bank in May, 2003). Each incumbent director and nominee is also a director of Union Bank.

Directors' Compensation

Directors' fees, committee fees and Advisory Board member fees are determined annually by the Company's Board of Directors for the Company and Union Bank. The appropriateness of the fees paid is reviewed on a periodic basis by the Compensation Committee or the Company Board based on published surveys and knowledge of other financial institutions' director compensation practices. The annual increase in the directors' fees is normally the same percentage as the overall wage percentage increase for the Bank's employees.

All directors of the Company receive an annual retainer of $7,670 but do not receive any fees for attendance at regular or special meetings of the Board. Directors who serve on the Company's Compensation Committee are paid an annual retainer of $1,000 while the chair of the committee is paid $1,500. Directors who serve on the Company's Audit Committee are paid an annual retainer of $1,000, while the chair is paid $1,500. All members of the Audit Committee are paid a $50 per meeting fee for regularly scheduled meetings (7 in 2007) and $200 per meeting for unscheduled meetings (0 in 2007). The Audit Committee member who sits on the Company's Disclosure Control Committee also receives an annual retainer of $1,500.

Each director and nominee of the Company also serves as a director of Union Bank. Nonemployee directors of Union Bank receive an annual retainer of $5,917 and a per meeting fee of $587. Nonemployee directors of the Bank who serve on the Bank's Trust Committee (the Bank Board's only committee) receive an annual retainer of $1,000.

During 2007, Mr. Gibbons and Ms. Borck, who are full-time employees of the Bank, served as directors of both the Company and Union Bank, and received the annual retainer fee for serving on the Company's Board. Mr. Gibbons and Ms. Borck were not separately compensated for their service as directors of Union Bank or, in the case of Ms. Borck, for her service as a member of the Bank's Trust Committee. All Company director fees paid to Mr. Gibbons and Ms. Borck are disclosed in the summary compensation table and footnotes contained elsewhere in this proxy statement under the caption "EXECUTIVE COMPENSATION--2007 Summary Compensation Table."

Directors may also serve on one of the Bank's three regional advisory boards, for St. Johnsbury or St. Albans, Vermont or Littleton, New Hampshire. Nonemployee directors who serve on any of these advisory boards receive a per meeting fee of $250.

Company directors are eligible to participate in the Executive Nonqualified Excess Plan. The plan is a defined contribution plan designed to provide a means by which participants may elect to defer receipt of current compensation from the Company or its subsidiary in order to provide retirement or other benefits as selected in the individual adoption agreements. There were no nonemployee directors who chose to participate in the plan during 2007.

One nonemployee director is currently receiving annual payouts under the Company's old defined benefit nonqualified Deferred Compensation Plan which was frozen for new members in 1998 and frozen for additional deferrals in 2004. The nonemployee director is entitled to future annual payments. No other nonemployee directors are participants in the plan. The Company has purchased insurance on the lives of the participants for the purpose of recouping in the future the benefit payments made under the plan.

The Company's nonemployee directors were not eligible to receive any other form of compensation during 2007.

The following table lists the annual cash compensation paid to the Company's nonemployee directors during 2007:

                                    2007 Director Compensation Table (1)

                                                                   Non-Equity
                          Fees Earned or     Stock     Option    Incentive Plan      All Other
                         Paid in Cash (2)    Awards    Awards     Compensation     Compensation        Total
        Name                   ($)            ($)       ($)           ($)               ($)             ($)
-------------------------------------------------------------------------------------------------------------
Steven J. Bourgeois          $30,025           $0        $0            $0          $ 2,250 (3)(4)    $ 32,275
Franklin G. Hovey, II        $30,675           $0        $0            $0          $ 4,000 (3)       $ 34,675
Richard C. Marron            $30,025           $0        $0            $0          $     0           $ 30,025
Robert P. Rollins            $31,225           $0        $0            $0          $75,500 (5)       $106,725
Richard C. Sargent           $30,175           $0        $0            $0          $     0           $ 30,175
John H. Steel                $29,425           $0        $0            $0          $     0           $ 29,425

--------------------
(1)   Nonemployee directors only.
(2)   Includes fees paid for service on the Boards of Directors and committees of both the Company and Union
      Bank.
(3)   Includes Regional Advisory Board fees.
(4)   Includes Disclosure Control Committee fees of $1,500.
(5)   Annual benefit payment under the Union Bankshares, Inc. Deferred Compensation Plan.

Attendance at Directors' Meetings

During 2007, the Company's Board of Directors held 17 regular meetings and no special meetings. All incumbent directors attended at least 88% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company's Board, all of the Company's incumbent directors also serve on the Board of Directors of Union Bank, which meets at least twice monthly.

Director Independence

The Board of Directors has determined that nominee Schuyler Sweet and each of the directors, except Mr. Gibbons and Ms. Borck, who are executive officers of the Company and Union Bank, are independent within the meaning of American Stock Exchange (AMEX) rules for listed companies. Under these rules, a director is generally not considered to be independent if he or she has a material relationship with the listed company (including an employment relationship) that would interfere with the exercise of independent judgment.

Board Committees and Corporate Governance

As further described below, the Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee; rather, all independent directors on the Board serve the function of such a committee.

Audit Committee. The Audit Committee comprises directors Robert Rollins (Chair), Steven Bourgeois and Richard Marron. AMEX rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. AMEX rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as "financially sophisticated," based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require that at least one member of the Audit Committee qualify as a "financial expert." The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards and that Mr. Bourgeois, a former community bank President and Chief Executive Officer, is "financially sophisticated" within the meaning of the AMEX rules and is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls.

During 2007, the Company's Audit Committee met 7 times. A report of the Audit Committee on its 2007 activities is included elsewhere in this proxy statement under the caption "AUDIT COMMITTEE REPORT."

Compensation Committee. The Compensation Committee comprises directors Richard Sargent (Chair), Franklin Hovey, II and Robert Rollins. The Board has determined that each of such directors is independent under applicable AMEX rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations on executive salary levels, bonuses, stock option awards and benefit plans. The Compensation Committee does not currently operate under a written charter but will adopt one during 2008.

During 2007, the Compensation Committee met 3 times. A report of the Compensation Committee is set forth elsewhere in this proxy statement under the caption "COMPENSATION COMMITTEE REPORT."

Board Nominating Functions. In lieu of a separate committee, the functions of a nominating committee are performed by all of the Company's independent directors (all directors other than Mr. Gibbons and Ms. Borck, who are executive officers of the Company and Union Bank). The Board has elected not to establish a separate nominating committee at this time in order to obtain the widest possible input on the nominations process from all of the independent, nonmanagement directors.

The independent directors have adopted a resolution addressing the process for director nominations, including recommendations by shareholders and minimum qualifications for director nominees. In accordance with these criteria, directors and director candidates should possess the following attributes:

      o  Strong personal integrity;
      o Previous leadership experience in business or administrative activities;
      o Ability and willingness to contribute to board activities, committees, and meetings;
      o  Willingness to apply sound and independent business judgment;
      o  Loyalty to the Company and concern for its success;
      o Awareness of a director's role in the Company's corporate citizenship and image;
      o  Willingness to assume broad, fiduciary responsibility;
      o  Familiarity with the Company's service area; and
      o Qualification as an independent director under applicable AMEX rules for listed companies.

In reviewing the composition of the Board and potential Board nominees, the directors are also mindful of the requirement that at least a majority of the directors must be independent under AMEX criteria for listed companies, and of the requirement under SEC rules and AMEX listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an "audit committee financial expert."

In connection with their decision to nominate Union Bank director Schuyler Sweet to stand for election to the Company's Board at the annual meeting, the independent directors evaluated his suitability for membership on the Board under the above criteria and concluded that he is qualified to serve on the Company's Board and that he meets AMEX criteria for Board independence. Mr. Sweet, a Littleton, New Hampshire businessman, was appointed to the Board of Union Bank in June, 2007, following the opening of the Bank's Littleton full-service branch office earlier that year, and has served on the Bank's Littleton Advisory Board since 2005.

Shareholder Recommendations for Board Nominations.

Shareholders of record wishing to recommend individuals to the independent directors for consideration as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders: the name, address and share ownership of the shareholder making the recommendation; the proposed nominee's name, address, biographical information and number of shares beneficially owned (if available); and any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee. The information should be delivered in person to the Assistant Corporate Secretary, JoAnn Tallman, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to:
Chairman, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The independent directors will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.

Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration as a board nominee must make appropriate arrangements with such owner's (record) nominee holder to submit the recommendation through such nominee.

During the course of evaluating a potential nominee, the independent directors may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as their understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.

Codes of Ethics

The Board expects all of its directors, officers and employees to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. That Code of Ethics is filed with the SEC as exhibit 14.2 to the Company's 2006 Annual Report on Form 10-K. In addition, President and CEO Kenneth Gibbons and Vice President, Treasurer and CFO Marsha Mongeon are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. That Code of Ethics is filed with the SEC as exhibit 14.1 to the Company's 2005 Annual Report on Form 10-K. The Company's Annual Reports on Form 10-K and other periodic reports for the current and previous years are available on the SEC's website at www.sec.gov.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy stating that incumbent directors and nominees are expected to attend the Annual Meeting of Shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all eight incumbent directors attended the annual meeting.

Communicating with the Board

Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, c/o Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Transactions with Management and Directors

Some of the incumbent directors and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank in the ordinary course of business, or have loans outstanding from such bank, and it is anticipated that they will continue to do business with Union Bank in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by Union Bank with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required to Approve Proposal 1

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at nine and in favor of each of the nine nominees listed above to serve a one-year term expiring at the 2009 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than nine and for fewer than nine nominees, as the Board may deem advisable in its discretion.

Election of directors is by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

          PROPOSAL 2: TO APPROVE THE 2008 INCENTIVE STOCK OPTION PLAN

On April 2, 2008, the Company's Board of Directors adopted the 2008 Incentive Stock Option Plan of Union Bankshares, Inc. and Subsidiary (the "Plan"), subject to shareholder approval at the annual meeting. The Plan is intended to replace the Company's 1998 Incentive Stock Option Plan, which expires at the annual meeting. Like the 1998 Plan, the new Plan authorizes the Board of Directors to grant to key employees of the Company and/or its subsidiary or subsidiaries stock options intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code as amended (the "Code").

No shares have yet been granted under the Plan and it is not expected that any shares will be granted unless and until the shareholders approve the Plan at the annual meeting.

A copy of the new Plan is attached to this proxy statement as Appendix A. The material features of the Plan are described below.

Administration

The Plan will be administered by a stock option Committee consisting of all members of the Board of Directors who are not employees of the Company or the Bank and, therefore, are not eligible to receive awards under the Plan (the "Committee"). All determinations of the Committee will be made by a majority of its members. The Committee will have the authority to designate eligible employees to receive awards and will have authority to establish the terms of stock option grants, subject to the restrictions and limitations contained in the Plan, such as requirements as to minimum exercise price and maximum option term (described below). The Committee will also have the authority to construe and interpret the Plan and to determine the form of any option agreement to be used to embody an option grant. Determinations by the Committee on matters relating to the Plan are final and conclusive.

Shares Available for Options

The shares to be issued upon exercise of options granted under the Plan will be unissued or treasury shares of the Company's $2.00 par value common stock. The Plan authorizes the issuance of options with respect to up to 50,000 shares of the Company's common stock, subject to appropriate adjustments as to the maximum number and kind of shares in the event of a merger, consolidation, plan of share exchange, reorganization, recapitalization, reclassification of stock, stock dividend, stock split, or other change in the Company's corporate structure or capitalization which affects the Company's common stock. Any such adjustments would be made by the Committee with the intent to preserve the economic benefits or potential benefits of option awards under the Plan.

If any option granted under the Plan expires, terminates or is cancelled without having been exercised in full, the number of shares of common stock as to which the option has not been exercised will become available for future grants under the Plan.

Eligibility

Eligibility for awards of incentive stock options under the Plan is limited to those officers and other key employees, including division managers and department heads, employed by the Company or any parent or subsidiary, who are selected by the Committee from time to time and in its discretion.

Terms of Option Grants

In order to qualify as incentive stock options under the Code, the terms of options awarded under the Plan must comply with certain requirements, as described below.

Exercise Price. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the common stock at the time the option is granted. In the case of incentive stock options granted to any optionee who owns in excess of 10% of the combined voting power of all classes of the Company's capital stock (a "10% Shareholder"), the option price must be at least 110% of the fair market value of the shares subject the option on the date of grant. The fair market value of the Company's stock is determined by the Committee. However, for so long as the Company's common stock is listed for trading on a national securities exchange, the per share market value of the stock on any given date is deemed to be the price at which the stock was last sold on such exchange on such date, or, if there is no sale on such date, the next preceding date on which a sale shall have occurred.

Duration of Options. Options granted under the Plan are exercisable for such period as the Committee may determine at the time of the option grant, but in no event may the exercise period exceed 10 years from the date of grant, or 5 years from the date of grant in the case of an optionee who is a 10% Shareholder.

Limitation on Exercisability. The aggregate fair market value, determined as of the time an incentive stock option is granted, of the common stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year shall not exceed $100,000.

Vesting Period; Accelerated Vesting in Certain Circumstances

The Plan provides that an option may not be exercised unless and until the optionee shall have remained in the continuous employ of the Company for 12 months from the date of the option grant. However, the Plan provides for accelerated vesting in the following limited circumstances:

      o Termination of the optionee's employment due to retirement after the optionee's normal retirement date or early retirement date, as provided in the Company's defined benefit pension plan or any successor broad-based retirement plan designated by the committee ("Retirement");

      o Termination of the optionee's employment due to his or her permanent disability, as determined by the committee in accordance with applicable standards under the Code ("Disability");

      o  The death of the optionee; and

      o Consummation of a merger, consolidation, plan of share exchange or other form of reorganization of the Company with or into another corporation (other than such a transaction in which the Company is the surviving entity), a sale or transfer of all or substantially all of the Company's assets, or a tender or exchange offer for the Company's common stock that results in a change of control of the Company.

Limitations on Transfer

Options granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the optionee's lifetime, may be exercised only by him or her.

Payment Upon Exercise

Payment of the exercise price for shares purchased under options granted under the Plan must be made in full at the time the option is exercised, either in cash or in other shares of the Company's common stock already owned by the optionee, or in a combination of cash and common stock. Common stock used in whole or in part to pay the exercise price will be valued at its fair market value on the date of exercise of the option.

Early Termination of Options

Subject to earlier expiration of options according to their terms, options granted under the plan are subject to the following termination provisions:

Termination of Employment for Just Cause. Outstanding options will terminate immediately in the event the optionee's employment is terminated for just cause.

Voluntary Termination or Involuntary Layoff. If the optionee's employment is terminated for any reason other than just cause, death, Retirement or Disability, including termination by reason of voluntary resignation or involuntary layoff, each vested outstanding option will remain exercisable during the period ending on the earlier of the option's specified expiration date or three months following the date of termination of the optionee's employment.

Retirement. In the event the optionee's employment terminates due to Retirement, each outstanding option (including unvested options, which are subject to accelerated vesting in these circumstances) will remain exercisable during the period ending on the earlier of the option's specified expiration date, or three months after the date of the optionee's Retirement.

Disability. In the event the optionee's employment is terminated due to Disability, each outstanding option (including unvested options, which are subject to accelerated vesting in these circumstances) will remain exercisable during the period ending on the earlier of the option's specified expiration date, or twelve months after the date of the optionee's termination of employment.

Death. In the event of the optionee's death, each outstanding option (including unvested options, which are subject to accelerated vesting in these circumstances) will remain exercisable for the remainder of the specified duration of the option.

Federal Income Tax Consequences

A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after termination of his or her employment other than as a result of death (12 months in the case of Disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price, increased by the amount of ordinary income, if any, the participant recognized. Special rules apply if a participant uses shares already held by the participant to pay the exercise price.

Term of Plan

No options may be granted under the Plan later than April 2, 2018, a date which is ten years following the date of adoption of the Plan by the Board of Directors.

Vote Required to Approve Proposal 2

Under AMEX rules, approval of the 2008 Incentive Stock Option Plan requires the affirmative vote of a majority of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of Union Bankshares, Inc. (the "Company") assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

The Audit Committee consists of Mr. Rollins (Chair), Mr. Marron and Mr. Bourgeois. The Board of Directors has determined that Mr. Bourgeois is an audit committee financial expert as defined by the SEC and that all members of the Audit Committee are independent within the meaning of AMEX listing standards and SEC regulations.

The Audit Committee has reviewed and discussed both with management and with UHY, LLP, the Company's independent auditor, the Company's audited consolidated financial statements as of and for the year ended December 31, 2007, and management's assertion on the design and effectiveness of the Company's internal control over financial reporting as of December 31, 2007. Management has the responsibility for the preparation of the Company's consolidated financial statements and for assessing the effectiveness of internal control over financial reporting; the independent auditor has the responsibility for the audit of the consolidated financial statements. The independent auditor reports directly to the Audit Committee, which meets with the auditor on a regular basis, in separate executive sessions when appropriate. In 2007, the Audit Committee met seven times.

The Audit Committee has reviewed and discussed the Company's December 31, 2007 audited consolidated financial statements with management and with the Company's independent auditors. Specifically, the Committee has discussed with the independent auditors the matters required under Statement on Auditing Standards. The Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence. The Committee has determined that the services performed by UHY, LLP, are compatible with maintaining that firm's independence in connection with serving as the Company's independent auditors. A description of the fees billed to the Company for the services of the independent auditors for 2007 reporting is included in the proxy statement under the caption "INDEPENDENT AUDITORS."

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The Committee has approved the selection of UHY, LLP as the Company's independent auditors for 2008.

Submitted by the Union Bankshares Audit Committee

      Robert P. Rollins (Chair)
      Steven J. Bourgeois
      Richard C. Marron

                         COMPENSATION COMMITTEE REPORT

The Compensation Committee (the "Committee") of the Board of Directors of Union Bankshares, Inc. (the "Company") is made up of three non-employee directors, Franklin Hovey, II, Robert Rollins, and Richard Sargent (Chair). Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the American Stock Exchange ("AMEX").

During 2007, the Company did not have any salaried employees at the holding company level, but the Company's executive officers received compensation in their capacity as employees of the Company's subsidiary, Union Bank. The Committee's recommendations on compensation of the executive officers were, therefore, implemented by the Board of Directors of Union Bank, rather than the Company. However, during 2007, the same individuals served as directors of the Company and Union Bank with the exception of Schuyler Sweet who served only on the Union Bank Board, starting on June 6, 2007.

Kenneth D. Gibbons served as President and CEO of the Company and Union Bank and as a director of the Company and Union Bank throughout 2007. Cynthia D. Borck served as Vice President of the Company and Executive Vice President of Union Bank and as a director of the Company and Union Bank throughout 2007. Marsha A. Mongeon served as Vice President, Treasurer and Chief Financial Officer of the Company and as Senior Vice President and Treasurer of Union Bank throughout 2007.

Salary and performance reviews for executive officers are normally done on an annual basis in January of each year. The Committee and subsidiary bank Board attempt to structure compensation packages for the executive officers that will assist in attracting and retaining competent senior management and will provide appropriate rewards for both personal and bank performance. Short-term incentive programs and, at certain levels, stock-based, long-term compensation, are also utilized as a means to increase senior management's focus on future growth in corporate earnings and shareholder value.

In determining appropriate executive salary and benefit compensation levels, the Committee and Union Bank Board reviewed and compared the performance level of Union Bank within its peer group utilizing data available from the FDIC, Bank Analysis Center, the accounting firm of Berry, Dunn, McNeil & Parker and other vendors. The Committee and Board also considered salary surveys prepared by other companies which specialize in compiling compensation and benefit packages for banks. Based on prior practices and recommendations, the Committee continued to grant incentive stock options to a group of executive officers of the Company and/or Union Bank (including the Company's three executive officers, Mr. Gibbons, Ms. Borck and Ms. Mongeon).

In January 2007, President and CEO Gibbons met with the Board of Directors of Union Bank for his annual review and the Compensation Committee presented its recommendations to the full Board. At that time Mr. Gibbons' salary was increased from an annual rate of $213,147 to $221,672, representing an increase of 4.0%. In determining Mr. Gibbons' 2007 salary level, the Board of Directors of Union Bank and the Committee considered the Company's and the Bank's financial performance for 2006. Return on average equity of 14.96%, return on average assets of 1.67% and an efficiency ratio of 60.89% for the Company were attained. The ratios were considered favorable considering the state of the economy and peer bank performance. In considering Mr. Gibbons' overall compensation, the Committee and Union Bank Board also considered the fees he received for serving as director of the Company ($7,670 in 2007 and $7,375 in 2006) as well as the use of a bank-owned vehicle.

Consistent with the approach taken in compensating Mr. Gibbons, it has been the policy of the Compensation Committee to establish salary and benefit levels for other executive officers, including Ms. Borck and Ms. Mongeon. This has been done in a manner designed to reflect the individual's performance and contributions to overall profitability of the Company. Ms. Borck received a salary increase from $118,945 to $123,705, a 4.0% increase and Ms. Mongeon received a salary increase from $113,000 to $118,000, a 4.5% increase. The overall compensation for Ms. Borck takes into consideration the compensation she receives as a director for the Company ($7,670 in 2007 and $7,375 in 2006).

In January 2007, Mr. Gibbons and certain other senior Union Bank officers were awarded a discretionary cash bonus based on the Bank's and their individual performances for 2006. Mr. Gibbons' bonus totaled $5,000, and Ms. Borck and Ms. Mongeon each received a $3,000 bonus. In July 2007, Mr. Gibbons was awarded an additional discretionary cash bonus of $20,000, which represented 0.7% of the net income earned by Union Bank in the first six months of 2007. Payment of a mid-year discretionary bonus to the CEO based on subsidiary-level net income for the first six months of the fiscal year is consistent with the Bank's practice in previous years. Mr. Gibbons' 2006 mid-year bonus represented a similar percentage of Union Bank's net income for the first six months of 2006. This bonus has been paid only to Mr. Gibbons in light of his unique role as President and CEO of the Company and Union Bank. Mr. Gibbons, Ms. Borck and Ms. Mongeon also participated in the bank-wide discretionary bonus program in which all Union Bank employees receive a percentage of their salary as determined by Union Bank's Board of Directors. For 2007 this amounted to 3.0% of base salary, paid in November to employees of Union Bank, including Mr. Gibbons and other senior executives.

The Committee also awarded Mr. Gibbons and other executive officers an option under the Company's Incentive Stock Option Plan to purchase a certain number of shares of the Company's common stock. The per share exercise price for the common stock was $20.42, which was the per share market price for the Company's common stock on the date of the award (December 19, 2007). Mr. Gibbons was awarded an option to purchase 2,000 shares (61.5% of the total number of shares awarded), Ms. Borck was awarded 750 shares and Ms. Mongeon was awarded 250 shares.

Consistent with the Company's desire to provide a competitive compensation package and for all employees to maintain the standard of living in retirement they have built during their working career, the Company maintains a defined benefit pension plan, a 401(k) plan and two nonqualified deferred compensation plans. See "Executive Compensation" section for further details.

All full-time and regularly scheduled part-time employees of Union Bank are able to participate on a voluntary basis in the Union Bank 401(k) Plan after meeting eligibility requirements. Union Bank also provides a discretionary employer matching contribution. In 2007, this discretionary match equaled 50% of the first 6% of voluntary deferrals, up to the IRS maximum match allowed. All named officers participated in the 401(k) plan in 2007. In 2007, Mr. Gibbons received a matching contribution of $5,567, Ms. Borck received a matching contribution of $3,912 and Ms. Mongeon received a matching contribution of $3,735.

Because of regulatory limitations relating to both the Company's Defined Benefit Pension and Employee Savings [401(k)] Plans on the amount of deferrals or benefits our executives can make to or receive from the plans, the Company had invited certain executive officers to participate in nonqualified deferred compensation plan(s) since 1990. Above-market or preferential earnings on compensation that has been deferred on a non-qualified tax basis is disclosed in the Total Compensation Summary. Refer to "Deferred Compensation" section for further details.

In reliance on the reviews and discussion referred to above, the Committee recommended to the board of Directors, and the board has approved, that the Compensation Committee Report be included in the Company's Annual Report on Form 10-K for the year ending December 31, 2007 for filing with the Securities and Exchange Commission, and in this Proxy Statement.

Submitted by the Union Bankshares, Inc. Compensation Committee

      Richard C. Sargent (Chair)
      Franklin G. Hovey, II
      Robert P. Rollins

                               EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company:

                         Position(s) with the Company and Subsidiary
Name and Age             and Occupation for the Past Five Years (1)
--------------------------------------------------------------------

Kenneth D. Gibbons, 61   President, Chief Executive Officer and Director,
                         Union Bankshares, Inc. and Union Bank
                         Morrisville, VT

Cynthia D. Borck, 57     Vice President and Director, Union Bankshares, Inc. and
                         Executive Vice President and Director, Union Bank
                         Morrisville, VT

Marsha A. Mongeon, 52    Vice President, Treasurer and Chief Financial Officer,
                         Union Bankshares, Inc. and Senior Vice President and
                         Treasurer, Union Bank
                         Morrisville, VT

David S. Silverman, 47   Senior Vice President, Union Bank,
                         Morrisville, VT

--------------------
(1) Certain of the named officers also held the following positions with Citizens, prior to its merger with Union Bank in May, 2003: Mr. Gibbons, Director (1999-2003) and Interim President (February-May, 2003); Ms. Borck, Director (1999-2003); and Ms. Mongeon, Assistant Treasurer (2002-2003).

                             EXECUTIVE COMPENSATION

The following table sets forth for 2007 and 2006 the total remuneration for services in all capacities awarded to, earned by, or paid to the Company's President and Chief Executive Officer, and its two other most highly compensated executive officers:

                                          2007 Summary Compensation Table

                                                                          Nonqualified
                                                               Options      Deferred        All Other
                                                               Awards     Compensation    Compensation
Name and Principal Position     Year     Salary      Bonus     ($)(1)     Earnings ($)         (2)        Total ($)
-------------------------------------------------------------------------------------------------------------------
Kenneth D. Gibbons (3)          2007    $221,672    $31,601    $3,580        $30,651         $13,237       $300,741
President, Chief Executive      2006    $213,147    $35,264    $5,600        $33,543         $12,990       $300,544
Officer and Director of the
Company and Union Bank

Cynthia D. Borck (3)            2007    $123,705    $ 6,684    $1,343        $14,900         $11,582       $158,214
Vice President and Director     2006    $118,945    $ 6,978    $2,100        $16,614         $11,156       $155,793
of the Company and
Executive Vice President and
Director of Union Bank

Marsha A. Mongeon               2007    $118,000    $ 6,501    $  448        $ 2,046         $ 3,735       $130,730
Vice President, Treasurer       2006    $113,000    $ 6,787    $  700        $ 1,483         $ 3,594       $125,564
and Chief Financial Officer
of the Company and Senior
Vice President and Treasurer
of Union Bank

--------------------
(1)   Represents the weighted average grant date fair value of the 2007 Option Awards using $1.79 per share, and the 2006 Option Awards using $2.80 per share, calculated using the Black-Scholes model and assumptions which are the same as the SFAS 123R value recognized for financial statement reporting purposes. See Note 19 to the Company's 2007 financial statements. Stock options were granted on each of December 19, 2007 and
      December 20, 2006, as follows:
      Kenneth D. Gibbons, 2,000 shares; Cynthia D. Borck, 750 shares; and Marsha A. Mongeon, 250 shares. The exercise or base price was $20.42 for options granted in 2007, and $22.50 for options granted in 2006, which represent the closing price of the Company's common stock on the date of grant as reported on AMEX. All options granted in 2007 become exercisable on December 19, 2008, and all options granted in 2006 became exercisable on December 20, 2007.
(2)   Company match on 401(k) plan is included in All Other Compensation.
(3)   Company director's fees of $7,670 in 2007 and $7,375 for 2006 are included in All Other Compensation with all except $3,688 of the 2006 fees deferred into the Company's Executive Nonqualified Excess Plan.

Stock-Based Compensation

The Company's 1998 Incentive Stock Option Plan (which expires this year) was adopted by the Board and approved by the shareholders in 1998, with the purpose of linking senior management compensation more closely to corporate performance and increases in shareholder value, and assisting the Company in attracting, retaining and motivating executive management. The Compensation Committee administers the 1998 Plan. Eligible employees consist of only those senior officers and other key employees of the Company or the Bank who are in a position to contribute significantly to profitability and who are recommended by the Compensation Committee.

Awards under the Plan consist of options to purchase shares of the Company's common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted. The options may be exercised for a period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionee may pay for the option shares with either cash or other shares of the Company's common stock (valued at their fair market value), including shares withheld upon exercise of the option.

The options granted are subject to a one year vesting period before they become exercisable. All outstanding grants expire five years after the date of grant or four years after they become exercisable, although the plan gives the Compensation Committee the discretion to specify a longer period at the time of grant, up to ten years from the date of grant. All outstanding grants are subject to early termination following the optionee's termination of employment during the option period, and to early vesting if the individual retires, dies or is disabled.

Options granted under the plan contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionee will not recognize gain at the time the option is granted or exercised, but only upon later sale of the shares received upon exercise. The total number of shares of the Company's common stock that could be awarded under the plan is 75,000, subject to standard adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company's capitalization. To date, the Board has awarded options for the purchase of 32,800 shares, leaving 42,200 shares unused prior to expiration of the 1998 Plan this year.

In assessing the grant date values shown in the 2007 Summary Compensation Table above, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date and that value will in large part depend, in turn, on the efforts of the Company's management team.

During 2007, options were exercised for the purchase of 3,175 shares, at an exercise price per share of $15.67 for each such option. Option awards with respect to 150 shares were forfeited during 2007.

Because the existing plan expires this year, the Board has proposed a new incentive stock option plan for approval at the annual meeting. See "PROPOSAL 2: TO APPROVE THE 2008 INCENTIVE STOCK OPTION PLAN" above.

The following table sets forth certain information regarding outstanding stock options under the 1998 Incentive Stock Option Plan held at year-end 2007 by the three executive officers named in the summary compensation table:

                           Outstanding Equity Awards at December 31, 2007

                                             Option Awards

                                    Number of            Number of
                                   Securities           Securities
                                   Underlying           Underlying
                                   Unexercised         Unexercised           Option         Option
                                    Options -           Options -           Exercise      Expiration
Name                             Exercisable(#)    Unexercisable(#)(1)    Price ($)(2)       Date
----------------------------------------------------------------------------------------------------
Kenneth D. Gibbons                    2,000                   0               25.30       12/16/2008
                                      2,000                   0               26.60         1/1/2009
                                      2,000                   0               23.30       12/22/2010
                                      2,000                   0               22.50       12/19/2011
                                          0               2,000               20.42       12/18/2012
                                      -------------------------
                        Total         8,000               2,000

Cynthia D. Borck                        500                   0               25.30       12/16/2008
                                        750                   0               26.60         1/1/2009
                                        750                   0               23.30       12/22/2010
                                        750                   0               22.50       12/19/2011
                                          0                 750               20.42       12/18/2012
                                      -------------------------
                        Total         2,750                 750

Marsha A. Mongeon                       250                   0               25.30       12/16/2008
                                        250                   0               26.60         1/1/2009
                                        250                   0               23.30       12/22/2010
                                        250                   0               22.50       12/19/2011
                                          0                 250               20.42       12/18/2012
                                      -------------------------
                        Total         1,000                 250

--------------------
(1)   Vesting date for all unexercisable options is the earlier of December 19, 2008 or date of retirement, death or disability.
(2)   Represents the closing price of the Company's common stock on the date of grant as reported on AMEX.

Defined Benefit Pension Plan

The Union Bank Defined Benefit Pension Plan covers all eligible employees of the Bank. Employees are eligible who are not classified as "summer" or "temporary" and who have completed more than 1,000 hours of service in a consecutive twelve-month period. The plan is noncontributory, nondiscriminatory and nonconvertible. An employee generally becomes 100% vested in the plan after 7 years. The plan is designed to provide retirement benefits to all eligible employees and in certain instances would also provide a disability benefit. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit. Mr. Gibbons and Ms. Borck are both eligible for early retirement and their monthly life annuity payments if they had retired on December 31, 2007 would have been $6,450 and $2,840, respectively. Benefit calculations disregard any years of service over 20 (which both Mr. Gibbons and Ms. Borck have exceeded) and are subject to the limitations under the Internal Revenue Code on the amount of compensation that may be considered in such calculations

($225,000 for 2007) and on the amount of the annual benefit payable under the plan ($180,000 for 2007). Covered compensation for purposes of the benefit calculations includes salary and cash bonuses, but not other forms of compensation. Employees choose the form of annuity payout at the point of retirement or disability and do not have the option of a lump-sum payout.

Defined Contribution Pension Plan

Union Bank maintains a contributory, tax-qualified Employee Savings (401(k)) and Profit Sharing Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to the IRS maximum dollar amount limitations of their eligible compensation to their 401(k) plan account on a tax deferred basis. The plan provides for matching contributions by Union Bank, in the sole discretion of the Bank's Board of Directors. During 2007, Union Bank made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by the participant, up to 6% of each participant's eligible compensation. Discretionary matching contributions made for the account of the three executive officers named in the 2007 Summary Compensation Table and footnotes. Although the plan also contains a discretionary profit sharing component, to date Union Bank has not elected to make a profit sharing contribution under the plan.

Deferred Compensation Plans

Union Bankshares, Inc. and Union Bank sponsor two nonqualified deferred compensation plans for Directors and certain key officers. Promised benefits under the plans are general unsecured obligations of the Company and/or the Bank. No assets of the Company have been segregated to meet its obligations under the plans. However, the Company has purchased life insurance and mutual funds to fund substantially all of the benefit payments under the plans. As of December 31, 2007, all executive officers named in the Summary Compensation Table are participants in at least one of the plans.

The Company's Nonqualified Deferred Compensation Plan is a defined benefit plan which was frozen in 1998 to new participants and in 2004 to additional deferrals. The Board will continue to re-evaluate the plan during 2008 in light of the final IRS regulations under Section 409A of the IRS Code, which was added by the federal American Jobs Creation Act of 2004. Prior to 2005, current participants could defer compensation (salary, bonus, or director fees) that would otherwise have been currently payable. Deferred compensation benefits payable are calculated based on the amount deferred, earnings on deferrals and the length of the deferral period. Benefits are generally payable over a 15 year period upon attainment of a certain age, separation from service, or death. Payment in a lump sum is possible in some circumstances.

The Company's Executive Nonqualified Excess Plan was adopted in 2006. The plan is a defined contribution plan to provide a means for participants to elect to defer receipt of current compensation from the Company or the Bank in order to provide retirement or other benefits as selected in the individual adoption agreements. Participants may select among designated reference investments consisting of investment funds, with the performance of the participant's account mirroring the selected reference investment. Distributions are made only upon a qualifying distribution event, which may include a separation from service, death, disability or unforeseeable emergency or (in the case of distributions from an in-service withdrawal account or education funding account) upon a date specified in the participant's deferral election form. The plan is intended to comply with provisions of Section 409A of the Internal Revenue Code.

                              INDEPENDENT AUDITORS

The independent registered accounting firm of UHY LLP ("UHY") has served as the Company's independent auditor since its first appointment by the Audit Committee on November 17, 2004, and the Audit Committee has selected UHY as the Company's independent auditor for 2008.

A representative of UHY will be present at the annual meeting and will be given the opportunity to make a statement if he/she so desires and will be available to respond to appropriate questions.

Through the date of this proxy statement filing, UHY had a continuing relationship with UHY Advisors NY, Inc. ("Advisors") from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY's partners provide non-audit services. UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Audit Fees

Aggregate fees billed for professional services rendered to the Company by UHY and/or Advisors for the years ended December 31, 2007 and 2006, were as follows:

            Services Provided      2007        2006
            -----------------------------------------

            Audit                $ 85,609    $ 85,195
            Audit Related          14,836      14,871
            Tax                    10,478       8,850
            All Other                   0           0
                                 --------------------
            Total                $110,923    $108,916

The Audit fees for each of the two years shown in the table were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on Form 10-K and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, filed with the SEC.

The Audit Related fees for each of the two years shown in the table were for assurance and related services relating to Union Bank's trust operations. Audit related fees for 2007 and 2006 also include fees paid for assistance relating to implementation of various provisions of the Sarbanes-Oxley Act of 2002 and attendance at the annual shareholder's meeting.

Tax fees for each of the two years shown in the table were for services related to tax compliance, including the preparation of tax returns, review of estimates, consulting and tax planning, and tax advice.

Audit Committee Preapproval Guidelines

All audit and non-audit services provided by UHY or Advisors during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Preapproval Guidelines relating to the provision of audit and non-audit services by the Company's external auditors. Under these Guidelines, the Audit Committee pre-approves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the

Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

In order to ensure timely review and approval, the Committee has delegated to the Chair of the Committee the authority to amend or modify the list of preapproved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

                             SHAREHOLDER PROPOSALS

Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2009 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal no later than March 5, 2009. If timely notice is received, the Company may exercise its discretionary authority under the proxy in connection with such proposal only if otherwise permitted to do so under applicable SEC rules.

There is a separate process under SEC rules, with an earlier notification deadline, if a shareholder seeks to have his or her proposal included in the Company's proxy materials for the annual meeting. In order to be eligible for inclusion in the Company's proxy material for the 2009 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 22, 2008 and must comply in all respects with applicable SEC rules relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors, subject to such SEC rules.

                                 OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

                                                                     APPENDIX A

                        2008 INCENTIVE STOCK OPTION PLAN
                    OF UNION BANKSHARES, INC. AND SUBSIDIARY

                                  SECTION ONE
                                  DEFINITIONS

      As used herein:

      (a) "Corporation" means Union Bankshares, Inc.

      (b) "Code" means the Internal Revenue Code, as amended.

      (c) "Committee" means the stock option committee, as described in Section Three.

      (d) "Effective Date" means the effective date of this Plan, as determined under Article Eighteen.

      (e) "Eligible Employees" means those officers and other key employees, including division managers and department heads, employed by the Corporation or any parent or Subsidiary, who are selected by the Committee from time to time to receive stock options, as provided in Section Three.

      (f) "Extended Option Period" means the extended period for exercise of options following termination of the Optionee's employment, as provided in
Section 8, paragraphs (a), (b), (c) or (d) and as applicable in the circumstances.

      (g) "Fair Market Value" means, as of any given date, with respect to a share of the Corporation's Common Stock, the price per share determined by the Committee, consistent with Code Section 422 and Treasury Regulations thereunder. To the extent not inconsistent with Code Section 422 and applicable regulations, for so long as the Corporation's Common Stock is listed for trading on a national securities exchange, the per share market value of such stock on any given date shall be deemed to be the price at which the Corporation's Common Stock was last sold on such exchange on such date, or, if there shall be no sale on such date, the next preceding date on which a sale shall have occurred.

      (h) "Optionee" means an Eligible Employee to whom a stock option has been awarded under the Plan.

      (i) "Plan" means this 2008 Incentive Stock Option Plan of Union Bankshares, Inc. and Subsidiary.

      (j) "Retirement" means the Optionee's retirement from employment by the Corporation or any parent or Subsidiary on or after the Optionee's normal retirement date or early retirement date, as provided in the Corporation's defined benefit pension plan, or any successor broad-based retirement plan designated by the Committee.

      (k) "Subsidiary" means Union Bank, and any successor corporation or entity, and shall also mean and include any other corporation or entity, at least 50% of the combined voting stock of which is hereafter owned or controlled by the Corporation, and any successor to such other corporation or entity.

      (l) "Ten Percent Shareholder" means a person who at the time of a stock option grant owns in excess of ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent or Subsidiary of the Corporation.

      (m) "Termination Date" means the date of the termination of this Plan, as determined under Article Eighteen.

                                  SECTION TWO
                                    PURPOSES

      The purposes of the Plan are:

      (a) To encourage a sense of proprietorship on the part of designated officers and other key employees who will have key roles in fostering the continued growth and success of the Corporation and its Subsidiary;

      (b) To recognize past valuable services of such key employees;

      (c) To furnish such key employees with further incentive to develop and promote the business and financial success of the Corporation and its Subsidiary, and thereby to enhance shareholder value; and

      (d) To induce such key employees to continue in the service of the Corporation and its Subsidiary, by providing a means whereby such key employees may be given an opportunity to purchase stock in the Corporation.

                                 SECTION THREE
                                 ADMINISTRATION

      (a) The Plan shall be administered by a stock option committee consisting of all the members of the Board of Directors of the Corporation who are not eligible to receive options under the Plan and who qualify as "Non-Employee Directors" under Securities and Exchange Commission Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. A majority of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members.

      (b) Subject to the express provisions of the Plan, the Committee shall have full power and authority, in its discretion, to determine initially and from time to time those Eligible Employees to whom options are to be granted and to establish the terms on which options are granted and may be exercised, not inconsistent with this Plan, including the times when such options shall be granted or may be exercised and the number of shares to be covered by each option. The contributions of individuals in furthering the interests of the Corporation and its Subsidiary shall be the primary guide for the Committee in apportioning the number of shares to be optioned to key employees, but the Committee may take into consideration such other factors as it may deem relevant in its discretion, including, without limitation, the position held by the employee, his or her longevity of service and overall compensation.

      (c) Options granted under the Plan shall be in writing and in the form of an option agreement or other writing intended to be legally binding and enforceable on the Corporation, as the Committee may determine in its discretion from time to time.

      (d) Subject to the express provisions of the Plan, the Committee shall also have the power and authority to construe and interpret the Plan and any option agreements entered into hereunder, and to make all other determinations necessary or advisable for administering the Plan. The determination of the Committee on all matters referred to in this section shall be final and conclusive.

                                  SECTION FOUR
                                  ELIGIBILITY

      (a) Options may be granted only to Eligible Employees who are selected from time to time by the Committee in accordance with Section Three, paragraph
(b).

      (b) Any grant of a stock option to an Eligible Employee who is a Ten Percent Shareholder shall comply with the special provisions set forth in Section Six, paragraph (b) and Section Seven, paragraph (b) with respect to the option exercise price and duration in addition to other applicable provisions of this Plan.

                                  SECTION FIVE
                             SHARES SUBJECT TO PLAN

      (a) The stock to be issued upon exercise of options granted under this Plan shall consist of authorized but unissued shares of the Corporation's $2.00 par value Common Stock and/or shares of such Common Stock held in treasury. Subject to adjustment in accordance with Section Fourteen, the aggregate number of shares of Common Stock that may be delivered upon exercise of all options granted under this Plan shall not exceed fifty thousand (50,000) shares. The Corporation will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

      (b) If any option granted under the Plan expires, terminates or is canceled without having been exercised in full, the number of shares of Common Stock as to which the option has not been exercised shall become available for future grants under the Plan.

      (c) All shares issued upon the exercise of an option shall be fully paid and nonassessable. For so long as the Corporation's Common Stock is traded on a national securities exchange, the Corporation shall take all appropriate action for the shares issuable pursuant to this Plan to be approved for listing upon issuance. Notwithstanding the foregoing, nothing in this Plan shall be deemed to require the Corporation to continue to list its Common Stock for trading on any national exchange or other trading facility.

      (d) Unless otherwise determined by the Committee, no fractional share of the Corporation's Common Stock shall be issued or transferred upon exercise of an option under the Plan.

                                  SECTION SIX
                                  OPTION PRICE

      (a) The purchase price of the shares issuable upon exercise of options granted under the Plan shall be not less than the Fair Market Value of the Corporation's Common Stock at the time such option is granted, as determined by the Committee in accordance with the provisions of this Plan.

      (b) Notwithstanding any other provision of this Plan, if an option is granted under this Plan to an Eligible Employee who is a Ten Percent Shareholder at the time of such option grant, the purchase price of the shares under such option shall be not less than one hundred and ten percent (110%) of the Fair Market Value of such shares on the date the option is granted.

                                 SECTION SEVEN
                              DURATION OF OPTIONS

      (a) The Committee shall have the authority to establish the time or times when each option shall become exercisable and the duration of the exercise period, in conformity with the provisions hereof.

      (b) Unless sooner terminated under Section Eight, options granted hereunder shall continue for the period specified by the Committee, which period shall not exceed ten (10) years from the date of grant, or five (5) years in the case of a grant to an Optionee who is a Ten Percent Shareholder.

                                 SECTION EIGHT
                             TERMINATION OF OPTIONS

      (a) Unless otherwise provided under the terms of an option grant, in the event of termination of the Optionee's employment with the Corporation or any parent or Subsidiary of the Corporation for any cause (other than the death, Retirement or disability of the Optionee, or termination for just cause), including by reason of voluntary resignation or involuntary lay off, (i) each vested, unexpired, unexercised option held by such Optionee hereunder shall continue to be exercisable during the period ending on the earlier of the option's specified expiration date or three (3) months after the date on which the Optionee's employment terminated; and (ii) each unvested option shall terminate upon termination of employment. Any options remaining unexercised upon expiration of the Extended Exercise Period provided in clause (i) of the preceding sentence of this paragraph (a) shall terminate upon such expiration.

      (b) Unless otherwise provided under the terms of an option grant, in the event of the Retirement of the Optionee, (i) each unvested option shall immediately vest and become exercisable, and (ii) each unexpired, unexercised option (including options referred to in clause (i)) shall be and remain exercisable during the period ending on the earlier of the option's specified expiration date, or three (3) months after the date of the Optionee's Retirement. Any option remaining unexercised upon expiration of the Extended Exercise Period provided in this paragraph (b) shall terminate upon such expiration.

      (c) Unless otherwise provided under the terms of an option grant, in the event of termination of the Optionee's employment with the Corporation or any parent or Subsidiary of the Corporation, by reason of the Optionee's permanent disability, (i) each unvested option shall immediately vest and become exercisable, and (ii) each unexpired, unexercised option (including options referred to in clause (i)) held by such Optionee shall be and remain exercisable during the period ending on the earlier of the option's specified expiration date or twelve (12) months after the date of the Optionee's termination of employment. Any option remaining unexercised upon expiration of the Extended Exercise Period provided in this paragraph (c) shall terminate upon such expiration. An Optionee will be deemed permanently disabled if the Committee determines he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

      (d) Unless otherwise provided under the terms of an option grant, in the event of the death of the Optionee, (i) each unvested option shall immediately vest and become exercisable, and (ii) each unexpired, unexercised option (including options referred to in clause (i)) held by such Optionee at the time of his death shall be and remain exercisable until the specified expiration date of such option. Any option remaining unexercised upon expiration of the Extended Exercise Period provided in this paragraph (d) shall terminate upon such expiration. After the death of the Optionee, exercise of his or her stock options shall be by the legal representative of his or her estate, or by the person or persons to whom the Optionee's rights under the option or options shall have passed by will or the laws of descent and distribution, subject to such documentary requirements as the Committee may reasonably require.

      (e) In the event of termination of the Optionee's employment with the Corporation or any parent or Subsidiary of the Corporation for just cause, each unexpired, unexercised option held by such Optionee, whether or not then vested, shall terminate immediately upon such termination of employment.

                                  SECTION NINE
                              EXERCISE OF OPTIONS

      (a) Subject to the terms and conditions of the Plan, options may be exercised by written notice to the Corporation at its principal office at Morrisville, Vermont, and addressed to the attention of the Secretary, in such form as the Committee may approve from time to time, or as may be provided in any option agreement(s) relating to such options.

      (b) Subject to Section Eight, paragraphs (b), (c) and (d) and Section Fourteen, paragraph (b), no option may be exercised unless and until the Optionee shall have remained in the continuous employ of the Corporation for twelve (12) months from the date such option was granted.

      (c) An option may be exercised either at one time as to the total number of shares covered thereby, or from time to time as to any portion thereof in units of one hundred (100) shares or multiples thereof.

      (d) Upon the exercise of an option, a certificate or certificates evidencing the shares as to which the option is exercised shall be delivered to the person exercising the option. The certificate may contain such legends, including restrictive legends, as to matters under applicable securities laws, as the Committee may determine in its discretion. Notwithstanding the foregoing, the Committee may in its discretion issue uncertificated shares in book entry form upon the exercise of an option in lieu of certificates as to some or all of the shares so issued.

      (e) Until an Optionee has made payment of the option price, has paid or has had satisfied any applicable withholding taxes, and has had issued to him a certificate or certificates for the shares so acquired (or evidence of the issuance of uncertificated shares), the Optionee shall have no rights as a shareholder of the Corporation with respect to the stock issuable upon exercise of the option.

                                  SECTION TEN
                                    PAYMENT

      Payment of the purchase price for shares purchased under options granted under the Plan must be made in full, in cash or in other shares of the Corporation's Common Stock already owned by the Optionee, or in a combination of cash and Common Stock, at the time of the exercise of the option. In the event that payment for the optioned shares is made in whole or in part with previously owned shares of the Corporation's Common Stock, such shares will be valued at their Fair Market Value on the date of the exercise of the option, as determined by the Committee in accordance with the terms of this Plan. The Committee may adopt such procedures for effectuating payment of the purchase price through the surrender of previously owned shares as it may deem appropriate.

                                 SECTION ELEVEN
                         NONTRANSFERABILITY OF OPTIONS

      An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by him.

                                 SECTION TWELVE
                      AGREEMENT TO CONTINUE IN EMPLOYMENT

      (a) Each Eligible Employee to whom an option is granted shall, in consideration of the granting of such option to him, agree that he will remain in the continuous service of the Corporation, at the pleasure of the Corporation, as an officer or employee for a period of at least one (1) year from the date of the granting of the option, except for termination of employment by reason of death, disability, or Retirement.

      (b) Nothing in this Plan or in any option granted hereunder shall be deemed to confer on any individual any right to continue in the employ of the Corporation or to interfere in any way with the right of the Corporation to terminate his employment at any time.

                                SECTION THIRTEEN
                            LIMITATION OF LIABILITY

      Neither the Corporation, any Subsidiary, nor the Committee or any member thereof shall be liable to any Optionee or other person as to (i) the non-issuance or sale of shares of Common Stock upon exercise of an option as to which the Corporation, after the exercise in good faith of its reasonable best efforts, has been unable to obtain from any regulatory body having jurisdiction the authorization deemed by Corporation's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequences expected, but not realized, by any Optionee or other person relating to the exercise of any option granted under this Plan.

                                SECTION FOURTEEN
                              ADJUSTMENT OF SHARES

      (a) In the event of a merger, consolidation, plan of share exchange, reorganization, recapitalization, reclassification of stock, stock dividend, split-up, or other change in the corporate structure or capitalization of the Corporation affecting the Corporation's Common Stock as presently constituted, appropriate adjustments shall be made by the Committee to preserve the economic benefits or potential benefits of option awards under this Plan, including, without limitation, adjustments in the aggregate number and kind of shares subject to the Plan, the maximum number and kind of shares for which options may be granted in any calendar year, the maximum number and kind of shares for which options may be granted to any one employee, and the number and kind of shares and the price per share subject to outstanding options.

      (b) Upon consummation of a merger, consolidation, plan of share exchange or other form of reorganization of the Corporation with or into another corporation (other than a merger, consolidation, or other form of reorganization in which the Corporation is the surviving corporation), a sale or transfer of all or substantially all of the assets of the Corporation or a tender or exchange offer for the Corporation's Common Stock made by any other corporation, person or entity resulting in a change in control of the Corporation, all options held by any Optionee shall thereupon be deemed fully vested and exercisable by the Optionee for the remainder of the exercise period specified in such option; provided, however, that such options shall be subject to adjustment under paragraph (a) of this Section Fourteen as the Committee may deem appropriate.

                                SECTION FIFTEEN
                              COMPLIANCE WITH LAW

      (a) The stock options issued under this Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The provisions of this Plan and of any option granted hereunder shall be interpreted and administered in a manner consistent with the requirements for incentive stock options under Section 422.

      (b) The Committee may require that each Optionee and each other person who shall exercise an option shall represent and warrant at the time of exercise that all shares purchased pursuant to such option are being purchased for investment and not with a view to the distribution or resale thereof, within the meaning of federal and state securities laws.

      (c) If, at any time, the Committee shall determine in its discretion that the registration or qualification of some or all of the shares covered by this Plan under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of such shares on the exercise of any option granted hereunder, the delivery of such shares shall be deferred until such registration or qualification shall have been effected. In the event the Committee determines that registration or qualification of shares covered by any option granted hereunder is necessary or desirable, the Corporation shall, at its expense, take such action as may be required to effect such registration or qualification.

      (d) It is intended that this Plan shall meet the exemption requirements for incentive stock option plans under Section 409A of the Code. Accordingly, this Plan and the option grants made hereunder shall be interpreted and administered in a manner consistent with preserving the exemption from Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that this Plan or any option granted hereunder may be subject to Section 409A, the Committee may adopt such amendments to the Plan, the terms of the option and any related option agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt this Plan or the option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the option(s), or (ii) comply with the requirements of Section 409A.

                                SECTION SIXTEEN
                      TIME LIMITATION ON GRANT OF OPTIONS

      No option shall be granted pursuant to this Plan later than ten (10) years following the date of the adoption of the Plan by resolution of the Board of Directors.

                               SECTION SEVENTEEN
                 SUSPENSION, AMENDMENT, OR TERMINATION OF PLAN

      Unless the Plan shall have been earlier terminated by the Corporation's Board of Directors, the Plan shall terminate ten (10) years following the date upon which the Plan was adopted by resolution of the Board of Directors. The Board of Directors shall have the right, at any time, to suspend, amend, or terminate the Plan; provided, however, that, unless duly approved by vote of the holders of the Corporation's Common Stock at any annual or special meeting, no amendment shall increase the total number of shares that shall be the subject of the Plan or change the formula for determining the purchase price for the optioned shares, or change the group of employees entitled to receive options; and provided further that no termination or expiration of the Plan, nor any action by the Board of Directors in amending or suspending the Plan, shall affect or impair the rights of an Optionee under any option previously granted under the Plan, without the written consent of such Optionee. No option may be granted during any suspension or after termination or expiration of the Plan.

                                SECTION EIGHTEEN
                        EFFECTIVE DATE AND TERM OF PLAN

      (a) This Plan shall become effective upon its ratification by the shareholders of the Corporation, following its adoption and approval by the Board of Directors. Unless this Plan shall have been approved by vote of the shareholders of the Corporation at an annual or special meeting of such shareholders within twelve (12) months following the date upon which this Plan is adopted by the Board of Directors, the Plan shall be of no further force and effect and any option granted hereunder shall be null and void.

      (b) Unless sooner terminated by the Corporation's Board of Directors, this Plan shall continue in effect from the Effective Date until the day before the tenth anniversary of the approval of the Plan by the Board of Directors (the "Termination Date"). Options granted prior to the Termination Date shall remain in effect until their exercise, surrender, cancellation, expiration or termination in accordance with the terms of this Plan and the option grant.

                                SECTION NINETEEN
                                 GOVERNING LAW

      This Plan shall be governed by the laws of the State of Vermont without regard to the principles of conflict of laws. In the event any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not effect the validity, legality or enforceability of any other provision of this Plan.

                                 SECTION TWENTY
                                SUCCESSORS BOUND

      The provisions of this Plan and the terms of any outstanding option grants hereunder shall be binding upon any successor or assignee of the Corporation.




Adopted by Board of Directors: April 2, 2008
Approved by Shareholders: May __, 2008

[X] PLEASE MARK VOTES           REVOCABLE PROXY
    AS IN THIS EXAMPLE       UNION BANKSHARES, INC.

                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 21, 2008

      The undersigned hereby appoints JoAnn A. Tallman and Marsha A. Mongeon, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont on Wednesday, May 21, 2008, at 3:00 p.m., local time, and at any adjournment thereof.

1. TO FIX THE NUMBER OF DIRECTORS AT NINE (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW. (All terms expire at the next annual meeting.)

              For             Withhold              For All Except
              [ ]                [ ]                      [ ]

    Cynthia D. Borck         Franklin G. Hovey, II      Richard C. Sargent
    Steven J. Bourgeois      Richard C. Marron          John H. Steel
    Kenneth D. Gibbons       Robert P. Rollins          Schuyler W. Sweet

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. TO APPROVE THE 2008 INCENTIVE STOCK OPTION PLAN OF UNION BANKSHARES, INC. AND SUBSIDIARY.

                For                      Against                      Abstain
                [ ]                        [ ]                          [ ]

      In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE "FOR" ARTICLES 1 AND 2. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ARTICLES 1 AND 2.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.        [ ]

                                               -------------------------
  Please be sure to sign and date              | Date                   |
    this Proxy in the box below                |                        |
 -----------------------------------------------------------------------
|                                                                       |
|                                                                       |
|                                                                       |
|                                                                       |
|                                                                       |
 ----Shareholder sign above--------Co-holder (if any) sign above--------

   Detach above card, sign, date and mail in postage paid envelope provided.

                            UNION BANKSHARES, INC.

 ------------------------------------------------------------------------------
| PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD IN THE SPACE PROVIDED AND | |RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE |
|MEETING IN PERSON.                                                            |
|                                                                              |
| Please sign exactly as your name(s) appear(s) on this proxy card. If | |shares are held jointly, both holders should sign. When signing as attorney, | |executor, administrator, trustee, guardian, or other representative capacity, |
|please give full title as such. If a corporation, please sign in full         |
|corporate name by president or other authorized officer. If a partnership or  |
|entity, please sign in partnership or entity name by authorized person.       |
|                                                                              |
|                             PLEASE ACT PROMPTLY                              |
|                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY                    |
 ------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____________________________________________

____________________________________________

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